UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Harris Teeter Supermarkets, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Harris Teeter Supermarkets, Inc. (the “Company”) made available to its employees, and posted to the Company’s internal website, frequently asked questions and answers regarding the Agreement and Plan of Merger dated July 8, 2013 (the “Merger Agreement”) among the Company, The Kroger Co. (“Kroger”) and Hornet Acquisition, Inc., a wholly-owned subsidiary of Kroger. A copy of the frequently asked questions and answers follows.

Associate Questions and Answers

• Why are we being sold?

A: We are in a very difficult competitive environment and need a great deal of financial investment to continue to compete with companies such as Wal-Mart. Kroger's financial strength will ensure our ability to continue to satisfy our customers with new lower cost technology, better buying and best practices to lower expenses.

• When will the sale be finalized?

A: This transaction will not be final for several months due to the required antitrust review by the Federal Government and the formal approval of our Shareholders

• Am I going to be laid off? How safe is my job?

A: The most important factor in Kroger's desire to merge with us is our Associates. We anticipate no change in management including Associates.

• How will this impact my salary?

A: Salaries and hourly pay will not change as a result of this transaction, nor will this year's bonus calculations or payout. We expect our profit sharing to stay in place.

• What happens to my health and welfare benefits?

A: We expect little or no change in our health and welfare package over the next 18-months

• How will my job change? What can I expect in the next 3-6 months?

A: Operations manufacturing and warehouse jobs will see very little changes if any. We expect that our office will function in much the same way it does today.

• Since Kroger is union, will I be required to join the union as well?

A: No, Harris Teeter intends to remain union free.

• Will we remain Harris Teeter or will we be Kroger?

A: Our name will remain Harris Teeter and our go to market strategy will change very little. We will be an operating division of Kroger.

• Will Kroger bring in their own management teams?

A: We expect little or no change to our HT Management Teams.

• Will we keep the corporate office or will whole departments be moved to Cincinnati?

A: Our office will remain in Matthews and our entire operations team will remain intact. We also do not expect any changes in our warehouse or dairy operations.

• Will any Harris Teeter stores close?

A: We have very little store overlap with Kroger. Store closings, if any, will be decided through the antitrust review that will take place prior to the transaction closing.

• Will stores be split up and sold off?

A: Not that we are aware of.

• Should I retire now in order to take advantage of the Rule of 85?

A: Under federal law, if you are already eligible to retire under the Rule of 85 and receive pension benefits, that is a protected benefit that cannot be taken away from you. Please contact your Manager or Associate Relations Specialist before making and decisions.

• What happens to my vested pension benefits?

A: Under federal law, you are entitled to keep all your vested pension benefits.

• Will I continue to accrue new benefits under the pension plan, ARC and 401(k) plans?

A: Kroger will have the right to determine whether to continue the accrual of any further plan benefits.

• What will happen to my 401(k) balance?

A: Under federal law, you are entitled to keep your vested 401(k) account balance.

• What happens to existing 401(k) loans?

A: Under federal law, you are still responsible for the re-payment of any 401(k) loan or incur a tax penalty.

• What happens to the Harris Teeter stock in my 401(k)?

A: You are entitled to $49.38 per share for each of your Harris Teeter shares held in the 401(k) plan at the time of the closing of the transaction. The proceeds of any stock sale will be allocated to your account balance.

• Will the Hugh Ashcraft effort for Associates still be in effect?

A: It is our intention for the Hugh Ashcraft foundation to benefit only Harris Teeter Associates in their time of need.

• If I have stock with AST what will happen to that stock if we are acquired?

A: The proceeds from the stock sale in AST will be mailed directly to you.

• Will my health care flex spending balance stay intact or should l try to schedule appointments/procedures now?

A: Your flex spending balance will stay intact for this year. Kroger will have the right to determine whether to continue the plan in the future.

• If the sale closes before October, will we still get our bonus?

A: Yes

• Would my vacation/PDO amount change or start over?

A: We do not anticipate any changes to our current plan.

• Will the company hold me to my relocation agreement?

A: Yes

• What will happen to my years of service?

A: We do not anticipate any changes to our current plan.

• Will severances be offered and if so how would this be decided for each person?

A: There are no plans to offer severance to any associate due to business as usual. We do have a severance plan should the need arise with the closing of a store.

Additional Information and Where to Find It

This filing may be deemed to be solicitation materials in respect of the proposed acquisition of the Company by Kroger. In connection with the proposed merger transaction, the Company will file with the Securities and Exchange Commission (the “SEC”) and furnish to the Company’s shareholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. Shareholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://www.harristeetersupermarkets.com or by directing a request to: Harris Teeter Supermarkets, Inc., 701 Crestdale Road, Matthews, North Carolina 28105, Attn: Secretary of the Corporation.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended October 2, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A on January 4, 2013.

Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “forecast” and other similar words. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and timing of certain events to differ materially from the information in the forward-looking statements. The following factors, among others, could cause actual results to differ from such statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed merger Agreement; the failure to receive, on a timely basis or otherwise, the required approvals by the Company’s shareholders and government or regulatory agencies; the risk that a closing condition to the proposed Merger may not be satisfied; risks related to the disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on the Company’s relationships with its customers, suppliers and service providers; and other economic, business, competitive, and regulatory factors affecting the businesses of the Company generally, including those set forth in the filings of the Company with the SEC, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its annual reports on Form 10-K and quarterly reports on Form 10-Q, current reports on Form 8-K and other SEC filings. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. The Company assumes no obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements except as required by law.